Exhibit 10.3

GENERAL GROWTH PROPERTIES, INC.
SECOND AMENDED AND RESTATED
EMPLOYEE STOCK PURCHASE PLAN
(Effective as of May 15, 2014)
1.Purpose.
General Growth Properties, Inc., a Delaware corporation (the “Company”) sponsors this General Growth Properties, Inc. Employee Stock Purchase Plan, as set forth in this document, as the same may be amended from time to time (the “Plan”). The purpose of the Plan is to assist employees of GGPLP REIT Services, LLC, a Delaware limited liability company (“GGPRS”) and General Growth Services, Inc., a Delaware corporation (“GGSI”), and any other parent or subsidiary of the Company that is designated by the Committee as eligible for participation, in acquiring a stock ownership interest in the Company by providing employees a continuing opportunity to purchase shares of common stock of the Company (“Shares”), through periodic offerings under the Plan. The Plan is not intended to qualify as an “employee stock purchase plan” under section 423 of the Code.
2.    Definitions.
For purposes of the Plan:
(a)    “Account” means the non-interest bearing account that an Employer shall establish for its Eligible Employees who are Participants to which Participants’ payroll deductions pursuant to the Plan shall be credited.
(b)    “Agent” means the person or persons appointed in accordance with Paragraph 3(d).
(c)    “Authorization” means the authorization described in Paragraph 5(a) pursuant to which the Participant authorizes payroll deductions to the Account.
(d)    “Change-in-Control” means the occurrence of any of the following:

(i)
the acquisition by any “person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (other than the Company or a person that directly or indirectly controls, is controlled by, or is under common control with, the Company) of the “beneficial ownership” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly of more than 50% of the then outstanding voting securities of the Company;

(ii)
the consummation of a merger or consolidation of the Company with or into any other corporation, other than a merger or consolidation that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 50% of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or

(iii)	the consummation of a plan of complete liquidation of the Company or of the sale or disposition by the Company of all or substantially all of the Company’s assets.
(e)    “Code” means the Internal Revenue Code of 1986, as amended.
(f)    “Committee” means the committee described in Paragraph 3(a).
(g)    “Company” means General Growth Properties, Inc., a Delaware corporation.
(h)    “Compensation” means the total amount of compensation for services paid to a Participant during an Offering Period by an Employer that would be reportable on Internal Revenue Service Form W‑2, plus amounts that are not includible in income for federal income tax purposes that a Participant elects to contribute pursuant to a plan or an arrangement described in Code Sections 125(d) or 401(k).
(i)    “Date of Grant” means the first business day of an Offering Period.
(j)    “Eligible Employee” means any Employee of an Employer who meets the eligibility requirements of Paragraph 4.
(k)    “Employee” means each person in an employee-employer relationship with an Employer who is designated as an employee on the payroll of the Employer that employs the individual. Notwithstanding anything herein to the contrary, an individual is not an Employee during any period in which the individual is classified by an Employer as an independent contractor or as any other status in which the person is not treated as a common law employee of an Employer for purposes of withholding of taxes, regardless of whether the individual’s status is subsequently reclassified.
(l)    “Employer” means GGPRS, GGSI, and any other parent or subsidiary of the Company that is designated by the Committee as eligible for participation. All participating employers are referred to herein individually as an “Employer” and collectively, as the “Employers”.
(m)    “Fair Market Value” means, on any given date, the closing price of the Shares on the principal national securities exchange on which the Shares are listed on such date, or, if the Shares are not listed on any national securities exchange, the mean between the bid and ask prices of the Shares as reported on the New York Stock Exchange, or if the Shares are not so reported, the fair market value of the Shares as determined by the Committee in good faith. If there are no sales reports or bid or ask quotations, as the case may be, for a given date, the closest preceding date on which there were sales reports or bid or ask quotations shall be used.
(n)    “Investment Account” means the account established with the Agent for a Participant pursuant to Paragraph 9(a) to hold Shares acquired for a Participant pursuant to the Plan.

(o)    “Offering Period” means each of the three-month periods commencing January 1, April 1, July 1, and October 1 or such other dates which may be determined by the Committee.
(p)    “Participant” means an Eligible Employee who makes an election to participate in the Plan in accordance with Paragraph 5.
(q)    “Plan” means the General Growth Properties, Inc. Employee Stock Purchase Plan, as set forth in this document, as the same may be amended from time to time.
(r)    “Purchase Date” means the last business day of an Offering Period.
(s)    “Purchase Price” means, with respect to any Offering Period, the lesser of:

(i)	eighty-five percent (85%) percent of the Fair Market Value of a Share on the Date of Grant of such Offering Period; or

(ii)	eighty-five percent (85%) percent of the Fair Market Value of a Share on the Purchase Date of such Offering Period.
(t)    “Shares” means shares of common stock of General Growth Properties, Inc.
(u)    “Withdrawal Election” means the notice described in Paragraph 8 which a Participant must deliver to an Employer upon withdrawal from the Plan.
3.    Administration.
(a)    The Compensation Committee of the Board of Directors of the Company or such other committee as shall be designated by the Board of Directors of the Company (the “Committee”) shall administer the Plan. The Committee, if other than the Compensation Committee, shall consist of two or more members of the Board of Directors appointed by the Board of Directors to administer the Plan. All Committee members shall serve, and may be removed, in accordance with the general rules applicable to the Committee.
(b)    For purposes of administration of the Plan, a majority of the members of the Committee (but not less than two) shall constitute a quorum, and any action taken by a majority of such members of the Committee present at any meeting at which a quorum is present, or any action approved in writing by all members of the Committee, shall be the action of the Committee.
(c)    Subject to the express provisions of the Plan, the Committee shall have full discretionary authority to interpret the Plan, to issue rules for administering the Plan, to change, alter, amend or rescind such rules, and to make all other determinations necessary or appropriate for the administration of the Plan. The Committee shall have the discretion to impose a holding period during which the sale of Shares acquired under the Plan is restricted for a period of time after purchase, provided that reasonable advance notice is given to Participants. All determinations, interpretations and constructions made by the Committee with respect to the Plan shall be final and conclusive. No member of the Board of Directors or the Committee shall be liable for any action, determination or omission taken or made in good faith with respect to the Plan or any right granted hereunder.
(d)    The Committee or its delegate under Section 3(e) may engage an Agent to perform custodial and record keeping functions for the Plan, such as holding record title to the Participants’ Shares, maintaining an individual Investment Account for each such Participant and providing periodic account status reports to such Participants.
(e)    The Committee shall have full discretionary authority to delegate ministerial functions to the management of one or more of the Employers.
4.    Eligibility.
All Employees whose customary employment is more than 20 hours of work per week shall be eligible to participate in the Plan.
5.    Election to Participate.
(a)    Payroll Deduction Authorization. Each Eligible Employee may become a Participant by submitting a completed payroll deduction authorization in a form prepared by the Employer by which such Eligible Employee is employed (the “Authorization”) to such Employer during the calendar month preceding a Date of Grant and no later than five (5) business days before the applicable Date of Grant. An Eligible Employee’s Authorization shall give notice of such Eligible Employee’s election to participate in the Plan for the next following Offering Period and subsequent Offering Periods and shall specify a percentage of Compensation (ranging in whole number amounts from no less than 1% to no more than 10%) to be withheld through payroll deductions on each payday. All payroll deductions shall be made on an after-tax basis. The cash compensation payable to a Participant for an Offering Period shall be reduced each payday through a payroll deduction by the percentage amount specified in the Authorization, and such amount shall be credited to the Participant’s Account under the Plan. All funds credited to Accounts may be used by the Employer for any corporate purpose, subject to the Participant’s right to withdraw an amount equal to the balance accumulated in his or her Account as described in Paragraph 8. Funds credited to Accounts shall not be required to be segregated from the general funds of the Employer. Any Authorization shall remain in effect until the Eligible Employee amends the same pursuant to Paragraph 6, withdraws pursuant to Paragraph 8 or ceases to be an Eligible Employee pursuant to Paragraph 14.
(b)    No Interest on Funds in Accounts. No interest shall accrue for the benefit of or be paid to any Participant with respect to funds credited to any Account for such Participant.
6.    Deduction Changes.
A Participant may increase or decrease his or her payroll deduction by submitting a new Authorization to the Employer by which such Participant is employed. The change will become effective for payroll periods beginning in the next Offering Period. The new Authorization must be received by the Employer at least five (5) business days before the beginning of the next Offering Period to be effective.

7.    Limit on Purchase of Shares.
Each Participant may only purchase 3,000 Shares during any Offering Period. Additionally, no Participant shall be granted an option under the Plan to the extent that, immediately after the Date of Grant, such Participant would own capital stock of the Company and/or hold outstanding options to purchase such stock possessing five percent (5%) or more of the total combined voting power or value of all classes of the capital stock of the Company, the Employers or of any of their respective subsidiaries. Each Participant may contribute, in the aggregate, no more than $25,000 to purchase stock under all employee stock purchase plans maintained by the Company, the Employers and their parent and subsidiaries stock in each calendar year. For purposes of this Paragraph 7:

(i)	The right to purchase Shares accrues when the right (or any portion thereof) first becomes exercisable during the calendar year; and

(ii)	A right to purchase Shares that has accrued under one grant of rights under the Plan may not be carried over to any other grant of rights under the Plan or any other plan.
8.    Withdrawal of Funds.
Any Participant may withdraw from participation under the Plan at any time, except that no Participant may withdraw during the ten (10) days immediately preceding the Purchase Date of any Offering Period. A Participant who wishes to withdraw from the Plan must deliver a notice of withdrawal in a form prepared by the Employer by which such Participant is employed (the “Withdrawal Election”) to such Employer not later than ten (10) days prior to the Purchase Date during any Offering Period. Upon receipt of a Participant’s Withdrawal Election, the Employer shall pay to the Participant the amount of the balance in the Participant’s Account in cash in one lump sum within thirty (30) days, without interest thereon or deduction therefrom. Partial withdrawal shall not be permitted. Upon receipt of a Withdrawal Election, the Participant shall cease to participate in the Plan. Any such withdrawing Participant may again commence participation in the Plan in a subsequent Offering Period by submitting to the Employer an Authorization pursuant to Paragraph 5(a) hereof.
9.    Method of Purchase and Investment Accounts.
(a)    Purchase of Shares. Participants having funds credited to an Account on a Purchase Date shall be deemed, without any further action, to have authorized purchase of the number of whole Shares that the funds in such Account would purchase at the Purchase Price, subject to the limits:

(i)	on the aggregate number of Shares that may be made available for purchase to all Participants under the Plan pursuant to Paragraph 10; and

(ii)	on the number of Shares that may be made available for purchase to any individual Participant, as set forth in Paragraphs 5(a) and 7.

Shares will be purchased as set forth above if a Participant does not withdraw such funds at least ten (10) days prior to the Purchase Date as permitted by Paragraph 8. As soon as practicable after the Purchase Date, all Shares to be purchased shall be delivered to the Agent and shall thereafter be credited in book entry form to a separate Investment Account established by the Agent for each Participant. The Agent shall hold in its name or the name of its nominee all Shares purchased until such Shares are withdrawn or sold by a Participant pursuant to Paragraph 11. Fractional Shares may not be purchased under the Plan. Any funds remaining in the Account of a Participant after a Purchase Date shall be retained in the Account for the purchase of additional Shares in subsequent Offering Periods, subject to the Participant’s withdrawal rights under Paragraph 8. Until Shares are actually delivered to the Agent and credited in book entry form to a Participant’s Investment Account, such Participant shall have no rights of any kind in the Shares.
(b)    Dividends on Shares Held in Investment Accounts. All cash dividends paid with respect to the Shares credited to a Participant’s Investment Account shall, unless otherwise directed by the Participant, be credited to his or her Account and used to purchase additional Shares, subject to Participants’ withdrawal rights under Paragraph 8 and the other limits of the Plan. The additional Shares shall be purchased on the open market at the market price (and not at a discount) as soon as practicable after the dividends are paid.
(c)    Adjustment of Shares on Application of Aggregate Limits. If the total number of Shares that would be purchased pursuant to Paragraph 9(a) but for the limits described in Paragraph 9(a)(i) exceeds the number of Shares available for purchase under the Plan for a particular Offering Period, then the number of available Shares shall be allocated among the Investment Accounts of Participants in the ratio that the amount credited to a Participant’s Account as of the Purchase Date bears to the total amount credited to all Participants’ Accounts as of the Purchase Date. The cash balance not applied to the purchase of Shares shall be held in Participants’ Accounts subject to the terms and conditions of the Plan.
10.    Stock Subject to Plan.
Subject to adjustment in accordance with Section 20, the maximum number of Shares that may be issued pursuant to the Plan is 2,000,000 shares. At the option of the Company, the Shares delivered pursuant to the Plan may be authorized but previously unissued shares or treasury shares or shares purchased in the open market or privately negotiated transactions for purposes of the Plan. In addition, the Committee may impose such limitations as it deems appropriate on the number of Shares that shall be made available for purchase under the Plan with respect to any Offering Period.
11.    Withdrawal and Sale of Shares.
A Participant shall have the right to move all or a portion of the Shares credited to his or her Investment Account to another brokerage account of his or her choosing by notifying the Agent; provided, however, that no Participant may move Shares from his or her Investment Account until the earlier of: (i) first day of the twelfth (12th) month following the Date of Grant for the Shares for which the Participant is requesting a certificate or (ii) a Change-in-Control. A Participant shall have no right to sell or otherwise transfer Shares credited to his or her Investment Account until the earlier of (i) the expiration of the twelve (12) month period described above or (ii) a Change-in-Control.
12.    [RESERVED].
13.    Voting.
The Agent shall vote all Shares held in an Investment Account in accordance with the Participant’s instructions.
14.    Termination of Employment.
(a)    Any Participant (i) whose employment by an Employer is terminated for any reason (except death) on or before the last day of an Offering Period, or (ii) who ceases to be an Eligible Employee on or before the last day of an Offering Period, shall cease being a Participant as of the date of such termination of employment or cessation of eligibility. Upon such event, there shall be promptly refunded to such Participant the entire cash balance in such Participant’s Account without interest thereon or deduction therefrom.
(b)    If a Participant shall die on or before the last day of an Offering Period, no further payroll deductions shall be taken nor Shares purchased on behalf of the deceased Participant. Upon such death, there shall be promptly refunded to the executor or administrator of such deceased Participant the entire cash balance in such Participant’s Account without interest thereon or deduction therefrom.
(c)    For Participants subject to Section 14(a) or (b) above, all withdrawals or sales of Shares from such Participants’ Investment Accounts shall continue to be made pursuant to Section 11 above, and accordingly, any Shares credited to a Participant’s Investment Account shall not be available for withdrawal or sale until the twelfth (12th) month following the Date of Grant for the applicable Shares.
15.    Merger, Reorganization, Consolidation or Liquidation.
In the event of a merger, reorganization or consolidation in which the Company is not the surviving entity or the liquidation of all of the assets of the Company, either (a) the Board of Directors of the Company in its sole discretion may require that the surviving entity provide to each Participant rights that are equivalent to such Participant’s rights under the Plan, or (b) the Committee may cause the Offering Period to end on the date immediately prior to the consummation of such merger or other transaction.
16.    Governing Law; Compliance With Law.
This Plan shall be construed in accordance with the laws of the State of Delaware. Each Employer’s obligations hereunder shall be subject to all applicable federal and state laws, rules and regulations and to such approvals by any regulatory or governmental agency as may, in the opinion of counsel for such Employer, be required.

17.    Assignment.
The purchase rights granted hereunder are not assignable or transferable by the Participants, other than by will or the laws of descent and distribution. Any attempted assignment, transfer or alienation not in compliance with the terms of the Plan shall be null and void for all purposes and respects.
18.    No Rights as Shareholder.
No Eligible Employee or Participant shall by reason of participation in this Plan have any rights of a shareholder of the Company until Shares are actually delivered to the Agent and credited to the Participant’s Investment Account under the Plan.
19.    No Right to Continued Employment.
Neither the Plan nor any right granted under the Plan shall confer upon any Eligible Employee or Participant any right to continuance of employment with any Employer, or interfere in any way with the right of an Employer to terminate the employment of such Participant.
20.    Adjustments in Case of Changes Affecting Shares.
In the event of a stock split, stock dividend, recapitalization or other subdivision, combination, or reclassification of the Shares, the maximum number of Shares that may be issued under the Plan as set forth in Paragraph 10 shall be adjusted proportionately, and such other adjustments shall be made as may be deemed equitable by the Committee. In the event of any other change affecting Shares, such adjustment, if any, shall be made as may be deemed equitable by the Committee to give proper effect to such event.
21.    Amendment of the Plan.
The Board of Directors of the Company or the Committee may at any time, or from time to time, amend the Plan in any respect. To the extent necessary to comply any applicable law, regulation or stock exchange rule, the Company shall obtain shareholder approval in such a manner and to such a degree as required.
22.    Termination of the Plan.
The Plan and all rights of Participants under any offering hereunder shall terminate when the maximum number of Shares available for sale under the Plan have been purchased, or, with respect to any Employer, at such earlier time as the Board of Directors of the Company or the Committee, in their discretion, choose to terminate the Plan with respect to such Employer. Upon termination of the Plan with respect to one or more of the Employers, all amounts in the Accounts of affected Participants shall be carried forward into the Participant’s Account under a successor plan, if any, or shall be promptly refunded without interest or deduction and all Shares credited to a Participant’s Investment Account shall be transferred to him or her or to another brokerage account of his or her choosing.

23.    Governmental Regulations.
(a)    Anything contained in the Plan to the contrary notwithstanding, the Company shall not be obligated to sell or deliver any Shares unless and until the Company is satisfied that such sale and delivery complies with (i) all applicable requirements of the governing body of the principal market in which such Shares are traded, (ii) all applicable provisions of the Securities Act of 1933, as amended, and the rules and regulations thereunder and (iii) all other laws or regulations by which the Company is bound or to which the Company is subject.
(b)    Each Employer may make such provisions as it may deem appropriate for the withholding of any taxes or payment of any taxes which it determines it may be required to withhold or pay in connection with any Shares. The obligation of the Company to deliver Shares under this Plan is conditioned upon the satisfaction of the provisions set forth in the preceding sentence.
24.    Repurchase of Shares.
The Company shall not be required to repurchase from any Participant any Shares which such Participant acquires under the Plan.

25.    Shareholder Approval.
The Plan is subject to approval by shareholders of the Company as required by applicable stock exchange rules. If such shareholder approval is not obtained at the first shareholders’ meeting at which the Plan is on the agenda, but in any event before the first Purchase Date under the Plan the Plan shall be canceled, any pending options shall be null and void and all payroll deductions shall be returned.